Exhibit 99.1

Envestnet Reports First Quarter 2011 Financial Results

Chicago, IL – May 5, 2011 – Envestnet (NYSE: ENV), a leading provider of technology-enabled wealth management solutions to financial advisors, today reported financial results for its first quarter ended March 31, 2011.

Financial results for the first quarter of 2011 compared to the first quarter of 2010:

•

Revenues from assets under management (AUM) or assets under administration (AUA) increased 42% to $23.3 million for the first quarter of 2011 from $16.4 million for the first quarter of 2010; total revenues, which includes licensing and professional services fees, increased 35% to $29.3 million for the first quarter of 2011 from $21.6 million for the first quarter of 2010

•	Adjusted EBITDA(1) increased 104% to $6.2 million for the first quarter of 2011 from $3.1 million for the first quarter of 2010

•	Adjusted Net Income(1) increased to $2.8 million, or $0.09 per diluted share, for the first quarter of 2011 from $1.2 million, or $0.04 per diluted share, for the first quarter of 2010

•

Net income attributable to common stockholders was $1.4 million, or $0.04 per diluted share, for the first quarter of 2011 compared to a net loss attributable to common stockholders of $(2.7) million, or $(0.21) per diluted share, for the first quarter of 2010

“Envestnet delivered strong sales and flows for the quarter as advisors increasingly look to our integrated wealth management offerings to empower them to better serve their clients,” said Jud Bergman, founder and chief executive officer of Envestnet. “Demand for our innovative solutions remains high among registered investment advisors and financial advisors within broker-dealers. We are on track for continued growth in revenue and profitability in 2011.”

Key Operating Metrics as of and for the quarter ended March 31, 2011:

•	AUM of $15.6 billion, up 43% from March 31, 2010

•	AUA of $53.1 billion, up 80% from March 31, 2010

•	Advisors (AUM/A only) of 14,140, up 67% from March 31, 2010

•	Gross sales of AUM/A of $8.2 billion, resulting in net flows of $3.0 billion

The following table summarizes the changes in AUM and AUA for the quarter ended March 31, 2011:

In Millions Except Account Data	12/31/10	Gross Sales	Redemptions	Net Flows	Market Impact	3/31/11

Assets under Management (AUM)	$14,486	$1,958	$(1,353)	$605	$544	$15,635
Assets under Administration (AUA)	49,202	6,210	(3,821)	2,389	1,524	53,115

Total AUM/A	$63,688	$8,168	$(5,174)	$2,994	$2,068	$68,750

Fee-Based Accounts	306,825	32,373	(15,542)	16,831		323,656

During the first quarter, the Company added $1.2 billion of conversions, which are included in the above AUM/A gross sales figures.

Review of Financial Results

Total revenues increased 35% to $29.3 million for the first quarter of 2011 from $21.6 million for the first quarter of 2010. The increase was primarily due to a 42% increase in revenues from assets under management or administration to $23.3 million from $16.4 million in the prior year period.

Total operating expenses in the first quarter of 2011 increased 10% to $26.7 million from $24.3 million in the prior year period. After certain non-GAAP adjustments(2) included in our Adjusted EBITDA reconciliation, total operating expenses increased 29% compared to the prior year. Cost of revenues increased 44% to $10.1 million in the first quarter of 2011 from $7.0 million in the first quarter of 2010 due to the increase in revenue from AUM and AUA. Compensation and benefits increased 25% to $10.1 million in the first quarter of 2011 from $8.1 million in the prior year period, primarily due to an increase in headcount between periods as the Company staffed to support the growth of the business.

Adjusted EBITDA(1) in the first quarter of 2011 was $6.2 million, up 104% from $3.1 million in the prior year period, reflecting expanding margins. Adjusted Operating Income(1) was $4.7 million, up 172% from $1.7 million in the prior year period. Adjusted Net Income(1) was $2.8 million, compared to $1.2 million in the first quarter of 2010. Adjusted Net Income Per Share(1) was $0.09 per diluted share, compared to $0.04 per diluted share in the first quarter of 2010.

Income from operations was $2.6 million for the first quarter of 2011 compared to a loss from operations of $(2.7) million for the first quarter of 2010. Net income attributable to common stockholders was $1.4 million, or $0.04 per diluted share, for the first quarter of 2011 compared to a net loss attributable to common stockholders of $(2.7) million, or $(0.21) per diluted share, for the first quarter of 2010.

Conference Call

The Company will host a conference call to discuss first quarter 2011 financial results today at 5:00 p.m. ET. The call will be webcast live from the Company’s investor relations website at http://ir.envestnet.com/ and can also be accessed live over the phone by dialing (888) 300-2343, or (719) 457-2621 for international callers. A replay will be available beginning one hour after the call and can be accessed by dialing (877) 870-5176, or (858) 384-5517 for international callers; the conference ID is 2961711. The replay will be available until Thursday, May 12, 2011.

About Envestnet

Envestnet, Inc. is a leading provider of technology-enabled wealth management solutions to financial advisors. Envestnet’s technology is focused on addressing financial advisors’ front-, middle- and back-office needs. Envestnet is headquartered in Chicago with offices in Boston, Denver, New York, Silicon Valley and Trivandrum, India. For more information on Envestnet please go to www.envestnet.com.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash stock-based compensation expense, unrealized gain (loss) on investments, impairment of investments, restructuring charges, severance, bad debt expense, customer inducement costs and litigation related expense.

“Adjusted operating income” represents income (loss) from operations before non-cash stock-based compensation expense, restructuring charges, severance, bad debt expense, customer inducement costs and litigation related expense.

“Adjusted net income” represents net income (loss) before non-cash stock-based compensation expense, impairment of investments, restructuring expense, severance, bad debt expense, customer inducement costs, imputed interest expense and litigation related expense. Reconciling items are tax effected using the income tax rates in effect on the applicable date.

“Adjusted net income per share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for net income determined in accordance with United States generally accepted accounting principles (GAAP).

(2) Adjustments include stock-based compensation expense, restructuring charges, severance, bad debt expense and litigation related expense. See the Reconciliation of Non-GAAP Financial Measures – Adjusted EBITDA table for 2011 and 2010 amounts.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic, political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 5, 2011 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share information)

(Unaudited)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$71,815	$67,668
Fees receivable	8,568	9,135
Deferred tax assets, net	—	107
Prepaid expenses and other current assets	2,506	2,026

Total current assets	82,889	78,936

Property and equipment, net	10,268	9,713
Internally developed software, net	3,654	3,621
Intangible assets, net	1,048	1,330
Goodwill	2,031	2,031
Deferred tax assets, net	13,103	13,649
Customer inducements	29,194	30,400
Other non-current assets	2,176	2,188

Total assets	$144,363	$141,868

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$11,647	$12,859
Accounts payable	2,056	1,707
Customer inducements payable	1,000	1,000
Note payable	162	159
Deferred tax liabilities, net	122	—
Deferred revenue	68	232

Total current liabilities	15,055	15,957

Deferred rent and lease incentive liability	3,946	4,015
Customer inducements payable	19,011	18,806
Note payable	162	159
Other non-current liabilities	672	612

Total liabilities	38,846	39,549

Stockholders’ equity
Preferred stock	—	—
Common stock, par value $0.005, 500,000,000 shares authorized as of March 31, 2011 and December 31, 2010, respectively; 43,327,681 and 43,068,371 shares issued as of March 31, 2011 and December 31, 2010, respectively; 31,622,508 and 31,368,822 shares outstanding as of March 31, 2010 and December 31, 2010, respectively	216	215
Additional paid-in capital	159,665	157,778
Accumulated deficit	(43,943)	(45,347)
Treasury stock at cost, 11,705,173 and 11,699,549 shares as of March 31, 2011 and December, 31, 2010, respectively	(10,421)	(10,327)

Total stockholders’ equity	105,517	102,319

Total liabilities and stockholders’ equity	$144,363	$141,868

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Assets under management or administration	$23,271	$16,396
Licensing and professional services	5,991	5,236

Total revenues	29,262	21,632

Operating expenses:
Cost of revenues	10,128	7,020
Compensation and benefits	10,146	8,090
General and administration	4,876	7,109
Depreciation and amortization	1,548	1,331
Restructuring charges	10	752

Total operating expenses	26,708	24,302

Income (loss) from operations	2,554	(2,670)

Other income (expense):
Interest income	26	44
Interest expense	(211)	—
Unrealized gain on investments	3	3

Total other income (expense)	(182)	47

Income (loss) before income tax provision	2,372	(2,623)

Income tax provision (benefit)	968	(112)

Net income (loss)	1,404	(2,511)

Less preferred stock dividends	—	(178)
Less net income allocated to participating preferred stock	—	—

Net income (loss) attributable to common stockholders	$1,404	$(2,689)

Net income (loss) per share attributable to common stockholders:
Basic	$0.04	$(0.21)

Diluted	$0.04	$(0.21)

Weighted average common shares outstanding:
Basic	31,433,964	12,966,820

Diluted	32,872,600	12,966,820

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Three Months Ended March 31,
	2011	2010
OPERATING ACTIVITIES:
Net income (loss)	$1,404	$(2,511)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,548	1,331
Amortization of customer inducements	1,206	15
Deferred rent and lease incentive	(69)	64
Provision for doubtful accounts	—	2,668
Unrealized gain on investments	(3)	(3)
Deferred income taxes	775	(86)
Stock-based compensation	816	232
Interest expense	211	—
Changes in operating assets and liabilities:
Fees receivable	567	(76)
Prepaid expenses and other current assets	(480)	(1,161)
Other non-current assets	—	(62)
Accrued expenses	(1,212)	266
Accounts payable	349	130
Deferred revenue	(164)	(1)
Other non-current liabilities	60	34

Net cash provided by operating activities	5,008	840

INVESTING ACTIVITIES:
Purchase of property and equipment	(1,419)	(1,889)
Capitalization of internally developed software	(435)	(295)
Proceeds from repayment of notes receivable	—	128
Increase in notes receivable	—	(40)
Proceeds from investments	15	13

Net cash used in investing activities	(1,839)	(2,083)

FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,072	16
Proceeds from exercise of warrants	—	1,505
Purchase of treasury stock	(94)	(399)

Net cash provided by financing activities	978	1,122

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,147	(121)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	67,668	31,525

CASH AND CASH EQUIVALENTS, END OF PERIOD	$71,815	$31,404

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, unaudited)

	Three Months Ended March 31,
	2011	2010
Net income (loss)	$1,404	$(2,511)
Add (deduct):
Interest income	(26)	(44)
Interest expense	211	—
Income tax provision (benefit)	968	(112)
Depreciation and amortization	1,548	1,331
Stock-based compensation expense	816	232
Unrealized gain on investments	(3)	(3)
Restructuring charges (excluding severance)	10	656
Severance	57	96
Bad debt expense	—	2,668
Customer inducement costs	1,206	15
Litigation related expense	33	724

Adjusted EBITDA	$6,224	$3,052

	Three Months Ended March 31,
	2011	2010
Income (loss) from operations	$2,554	$(2,670)
Add:
Stock-based compensation expense	816	232
Restructuring charges (excluding severance)	10	656
Severance	57	96
Bad debt expense	—	2,668
Customer inducement costs	1,206	15
Litigation related expense	33	724

Adjusted operating income	$4,676	$1,721

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(In thousands, except share and per share information; unaudited)

	Three Months Ended March 31,
	2011*	2010*
Net income (loss)	$1,404	$(2,511)
Add:
Stock-based compensation expense	488	139
Restructuring charges (excluding severance)	6	392
Severance	34	58
Bad debt expense	—	2,668
Customer inducement costs	721	9
Imputed interest expense	122	—
Litigation related expense	20	433

Adjusted net income	2,795	1,188
Less: Preferred stock dividends	—	(178)
Less: Net income allocated to participating preferred stock	—	(501)

Adjusted net income attributable to common stockholders	$2,795	$509

Basic number of weighted-average shares outstanding	31,433,964	12,966,820
Effect of dilutive shares:
Options to purchase common stock	1,137,492	924,307
Common warrants	301,144	235,805

Diluted number of weighted-average shares outstanding	32,872,600	14,126,932

Adjusted net income per share	$0.09	$0.04

*	Adjustments, excluding bad debt expense, are tax effected using an income tax rate of 40.2% for 2011 and 2010.

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except account and advisor data; unaudited)

	As of
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Platform Assets
Assets Under Management (AUM)	$10,916	$10,863	$12,352	$14,486	$15,635
Assets Under Administration (AUA)	29,580	42,555	46,655	49,202	53,115

Subtotal AUM/A	40,496	53,418	59,007	63,688	68,750
Licensing	54,135	53,199	67,343	75,668	83,538

Total Platform Assets	$94,631	$106,617	$126,350	$139,356	$152,288

Platform Accounts
AUM	49,020	52,477	56,094	65,663	71,396
AUA	136,335	222,482	229,154	241,162	252,260

Subtotal AUM/A	185,355	274,959	285,248	306,825	323,656
Licensing	545,299	550,651	574,903	603,950	601,512

Total Platform Accounts	730,654	825,610	860,151	910,775	925,168

Advisors
AUM/A	8,465	12,871	13,011	13,833	14,140
Licensing	5,740	6,505	6,609	7,746	7,895

Total Advisors	14,205	19,376	19,620	21,579	22,035